EXHIBITS
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                                                              EXHIBIT NUMBER 11

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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
                                              For the Three Months                   For the Nine Months
                                                 Ended March 31,                       Ended March 31,
                                              ---------------------                 --------------------
                                                                    Amounts in thousands
                                                 1999          1998                  1999          1998
                                                -------       -------               -------       -------
Net income                                       $5,549        $3,338               $14,217       $9,063
Weighted average common shares
  outstanding                                    11,343        10,915                10,700       11,043

Basic earnings per common shares                  $0.49         $0.31                 $1.33        $0.82
                                                =======       =======               =======      =======
Total weighted average common shares
  outstanding                                    11,343        10,915                10,700       11,043

Unvested shares of Recognition and

Retention Plan and common stock
  equivalents due to dilutive
  effect of stock options                           878           999                   901        1,002
                                                -------       -------               -------      -------
Total weighted average common shares and
  common share equivalents utilized for
  diluted earnings per share                     12,221        11,914                11,601       12,045
                                                =======       =======               =======      =======
Diluted earnings per common share and
  common share equivalents                        $0.45         $0.28                 $1.23        $0.75
                                                =======       =======               =======      =======
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